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Exhibit 11          Omnicare, Inc. and Subsidiary Companies
                    Computation of Earnings Per Common Share
                      (in thousands, except per share data)


                                                 Three Months Ended
                                                      March 31,
                                                --------------------
                                                  1996        1995
                                                --------    --------
Primary Earnings
  Net income                                    $  8,129    $  5,251
  Other                                               (6)         (1)
                                                --------    --------
  Net income as adjusted                        $  8,123    $  5,250
                                                ========    ========

  Shares
   Weighted average number of common
     shares outstanding                           26,863      25,968
   Additional shares assuming conversion of
     stock options and stock warrants              1,061         634
                                                --------    --------
   Average common shares outstanding and
     equivalents as adjusted                      27,924      26,602
                                                --------    --------
  Primary earnings per common share             $   0.29    $   0.20
                                                ========    ========

Fully Diluted Earnings
  Net income                                    $  8,129    $  5,251
  Aftertax interest expense related to 5 3/4%
   convertible subordinated debentures               798         803
  Other                                               (6)         (1)
                                                --------    --------
  Net income as adjusted                        $  8,921    $  6,053
                                                ========    ========

Shares
  Weighted average number of common
   shares outstanding                             26,863      25,968
  Additional shares assuming conversion of:
   Stock options and stock warrants                1,131         727
   Convertible subordinated debentures             5,555       5,576
                                                --------    --------
  Average common shares outstanding and
    equivalents as adjusted                       33,549      32,271
                                                --------    --------
  Fully diluted earnings per common share       $   0.27    $   0.19
                                                ========    ========

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